EXHIBIT 24.1


                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Time Warner Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints PAUL T. CAPPUCCIO, PASCAL DESROCHES,
BRENDA C.  KARICKHOFF,  JOHN K. MARTIN,  JR.,  EDWARD B. RUGGIERO and
JANET SILVERMAN and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution in each of them, with full power to act without the others, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of the shares of common stock, par value $0.01 per share, of the Corporation and of interests to be issued in connection with the following employee benefit plans of the Corporation and/or its subsidiaries:


         o TIME WARNER SAVINGS PLAN
         o TWC SAVINGS PLAN

with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


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                 IN WITNESS WHEREOF, the undersigned has hereunto set his or her name as of the 19 day of February, 2009.

(i) Principal Executive Officer and Director:


/s/ Jeffrey L. Bewkes
----------------------------------
Jeffrey L. Bewkes
Chairman of the Board and
Chief Executive Officer


(ii) Principal Financial Officer:


/s/ John K. Martin, Jr.
-----------------------------------
John K. Martin, Jr.
Executive Vice President and
Chief Financial Officer


(iii) Principal Accounting Officer:


/s/ Pascal Desroches
-----------------------------------
Pascal Desroches
Senior Vice President and Controller


(iv) Directors:


/s/ Herbert M. Allison, Jr.
--------------------------------------------
         (Herbert M Allison, Jr.)

 /s/ James L. Barksdale
--------------------------------------------
         (James L. Barksdale)

/s/ Stephen F. Bollenbach
--------------------------------------------
         (Stephen F. Bollenbach)

/s/ Frank J. Caufield
--------------------------------------------
         (Frank J. Caufield)

/s/ Robert C. Clark
--------------------------------------------
         (Robert C. Clark)

/s/ Mathias Dofpner
--------------------------------------------
         (Mathias Dopfner)

/s/ Jessica P. Einhorn
--------------------------------------------
         (Jessica P. Einhorn)

/s/ Reuben Mark
--------------------------------------------
            (Reuben Mark)

/s/ Michael A. Miles
--------------------------------------------
            (Michael A. Miles)

/s/ Kenneth J. Novack
--------------------------------------------
            (Kenneth J. Novack)

--------------------------------------------
            (Richard D. Parsons)

/s/ Deborah C. Wright
--------------------------------------------
            (Deborah C. Wright)